EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 Registration Nos. 333-138764, 333-114650, 333-110769, 333-105524, 333-101130, 333-102650, 333-80443, 333-47392, 333-72894, 333-75872, 333-82006, and 333-69123 of our report dated March 30, 2010 relating to our audit of the consolidated financial statements of Torvec, Inc. which are included in Torvec, Inc.’s 2009 annual report on Form 10-K.

/S/ EISNER LLP

New York, New York
March 30, 2010